Exhibit 21.1

BEST BUY CO., INC.
SUBSIDIARIES OF THE REGISTRANT AT JANUARY 30, 2016*

State or Other Jurisdiction of Incorporation or Organization
BBC Insurance Agency Inc.	Minnesota
BBC Investment Co.	Nevada
BBY Networks, Inc.	Minnesota
BBC Property Co.	Minnesota
Best Buy Stores, L.P. (1)	Virginia
BBY Services, Inc.	Delaware
BestBuy.com, LLC	Virginia
Best Buy Connect, LLC	Delaware
Best Buy Gov, LLC	Delaware
Best Buy Puerto Rico Holdings, LLC	Delaware
Best Buy Stores Puerto Rico, LLC	Puerto Rico
Best Buy Warehousing Logistics, Inc.	Delaware
Nichols Distribution, LLC	Minnesota
Magnolia Hi-Fi, LLC (2)	Washington
Pacific Sales Kitchen and Bath Centers, LLC (3)	California
ProTheo III, LLC	Delaware
BBY Holdings International, Inc.	Minnesota
Best Buy China Holdings, Ltd.	Mauritius
Best Buy Shanghai, Ltd.	China
Best Buy Enterprise Services, Inc.	Minnesota
BBY Canada Finance, LLC	Delaware
BBY Solutions, Inc.	Minnesota
Best Buy Asia Pacific Regional Holdings Limited	Hong Kong
Best Buy Canada Ltd. / Magasins Best Buy LTEE (4)	Canada+
6349021 Canada Ltd.	Canada+
FutureGard Reinsurance Ltd.	Turks and Caicos
Best Buy China Ltd.	Bermuda
Best Buy Holdings B.V.	Netherlands
Best Buy Purchasing LLC (5)	Minnesota
Partsearch Technologies, Inc. (6)	Delaware
ProTheo, Inc.	Delaware
ProTheo IV, LLC	Delaware
ProTheo V, LLC	Delaware
Best Buy Distributions Limited	United Kingdom
New CPWM Limited	United Kingdom
CPW Mobile Limited	United Kingdom
CPWCO 16 Limited	United Kingdom
Oval (2248) Limited	United Kingdom
Best Buy Finance, Inc.	Minnesota
BBY Global Connect (Mauritius I) Ltd.	Mauritius
BBY Global Connect (Mauritius II) Ltd.	Mauritius
BBY (Mauritius I) Ltd.	Mauritius
BBY (Mauritius II) Ltd.	Mauritius
Best Buy China %	China

BBY (Mauritius III) Ltd.	Mauritius
Best Buy (AsiaPacific) Limited	China
Best Buy China UK, LLP	United Kingdom
Best Buy International Finance, S.a.r.l.	Luxembourg
Best Buy Enterprises, S. de R.L. de C.V.	Mexico, Federal District
Best Buy Imports, S. de R.L. de C.V.	Mexico, Federal District
Best Buy Stores, S. de R.L. de C.V.	Mexico, Federal District
ExB Hong Kong Limited	Hong Kong
Five Star Trust%	China
Best Buy Jiangsu Ltd.	Mauritius
Global Connect China%	China
Best Buy Mobile (Nanjing) Management Consulting Co., Ltd.	China
CCL Insurance Company	Vermont
CP Gal Richfield, LLC	Delaware
Project Jaguar, Inc.	Delaware
Retspan, LLC	Delaware
Retspan Deutschland GmbH	Germany
Talkback, Inc.	Washington
_____________________________________________

*	Indirect subsidiaries are indicated by indentation.

+	Federally chartered

%	China Business Trust

Also doing business as:

(1)	Geek Squad, 2nd Turn, Magnolia Home Theater, FutureShop, Best Buy Mobile, Best Buy Express, DealTree, TechLiquidators, Cowboom, Best Buy On

(2)	Magnolia Audio Video, Magnolia Design Center

(3)	Pacific Sales, Kitchen, Bath & Electronics; Pacific Kitchen & Home; Pacific Sales; Pacific Sales, Kitchen & Home

(4)	Best Buy, Best Buy Mobile, Cellshop, Cinemanow, Connectpro, Future Shop, The Future Shop, Future Shop Liquidation, Geek Squad, Reclaim

(5)	Cowboom, Dynex

(6)	Andrews Electronics